EXHIBIT 10.3

THREE YEAR LEGAL RETAINER AGREEMENT TO PHIL JOHNSTON FOR $3,600 PER MONTH

Preamble

Whereas: Phil Johnston, J.D. has rendered valuable legal services as a co-founder and director of Koolbridge Solar, Inc. (KBS) since KBS inception July 26, 2013.

Whereas: Phil Johnston will render further valuable legal and board services for 3 years beginning May 15, 2014 for a monthly retainer of $3,600 after the first $200,000 is raised.

Agreement

It is agreed by Koolbridge Solar, Inc.(KBS) and J. Phillips L. Johnston, Sr., J.D. (Phil Johnston) that KBS will retain Phil Johnston for legal services at $3,600 per month effective May 15, 2014 as specified in the June 15, 2014 PPM approved by the KBS directors for a period of 3 years for legal services to KBS.  This Agreement automatically renews unless terminated in writing within 60 days prior to the May 15, 2017 anniversary date by either party.

The $3,600 payment shall be paid at the first of each month after $200,000 has been raised from investors.

In the event of the sale of KBS during the next 3 years, this Agreement remains in place until May 15, 2017.

KBS agrees to pay reasonable and necessary business expenses supported by proper expense accounts to Phil Johnston during the term of this Agreement.

Agreed to May 15, 2017 by the undersigned parties.

/s/ J. Stephen Burnett

J. Stephen Burnett

Chief Executive Officer

Koolbridge Solar, Inc.

/s/ J. Phillips L. Johnston, J.D.

J. Phillips L. Johnston, J.D.

Chief Legal Officer & Corporate Secretary

Koolbridge Solar, Inc.